AMENDMENT NO. 1 TO THE

PARTICIPATION AGREEMENT

Among

OPPENHEIMER VARIABLE ACCOUNT FUNDS,

OPPENHEIMERFUNDS, INC.

and

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

Effective June 1, 2004

THE AGREEMENT (the "Agreement"), dated December 31, 2002 by and among Sun Life Insurance and Annuity Company of New York, Oppenheimer Variable Account Funds and OppenheimerFunds, Inc. is hereby amended as follows:

Schedules 1 and 2 are hereby deleted and replaced in their entirety by Schedules 1 and 2 attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized as of the date specified above.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

By: __________________________________

For the President

Name: Mark W. DeTora

Title: Vice President, Individual Insurance

By: __________________________________

For the Secretary

Name: Edward M. Shea

Title: Assistant Vice President and Senior Counsel

legal/legag/va/sunlife NY part ag AMENDMT 1 051404

OPPENHEIMER VARIABLE ACCOUNT FUNDS

By: __________________________________

Name

Title: Assistant Secretary

OPPENHEIMERFUNDS, INC.

By: __________________________________

Name: Christina Loftus

Title: Vice President

SCHEDULE 1

Separate Accounts Products

Sun Life (NY) Variable Account C Regatta Masters Access NY

Regatta Masters Flex NY

Regatta Masters Extra NY

Sun Life (NY) Variable Account D Futurity Accumulator II Variable Universal Life

Futurity Protector II Variable Universal Life

Futurity Survivorship II Variable Universal Life

SCHEDULE 2

Portfolios of Oppenheimer Variable Account Funds shown below do not include service class shares unless expressly indicated:

Oppenheimer Capital Appreciation Fund/VA

Oppenheimer Capital Appreciation Fund/VA - Service class shares

Oppenheimer Main Street Small Cap Fund/VA - Service class shares

Oppenheimer Main Street Fund/VA - Service class shares

J: \GC\Participation & Services Agreements\Participation Agreements\Oppenheimer\Oppenheimer SLNY PA Amend 1.doc